UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: February 28, 2006
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

Nicor Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following Proxy Statement Supplement will be enclosed with the Proxy Statement dated March 14, 2005, and will be mailed during the week of March 14, 2005 to all Nicor stockholders of record on February 22, 2005.

NICOR INC.

PROXY STATEMENT SUPPLEMENT

The following statement supplements the information on Page 2, Paragraph 2, under the heading “Information Concerning Nominees for Election as Directors” of the enclosed proxy statement:

Mr. R. Eden Martin, the nominee who has been appointed to the Board since the last election of Directors, was recommended to the Corporate Governance Committee by a non-management Director.